UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2016

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 6, 2016, Omnicom Group Inc. (“Omnicom Group”), together with its wholly owned direct finance subsidiary, Omnicom Capital Inc. (together with Omnicom Group, the “Issuers”), closed their public offering of $1.4 billion aggregate principal amount of 3.600% Senior Notes due 2026 (the “Notes”) pursuant to the Underwriting Agreement, dated March 28, 2016, among the Issuers and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Issuers’ shelf registration statement on Form S-3 (File No. 333-207525) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission (“SEC”) on October 20, 2015.

The net proceeds received by the Issuers, after deducting the underwriting discount and estimated offering expenses payable by the Issuers, were $1.387 billion. The Issuers intend to use such net proceeds to retire their $1.0 billion aggregate principal amount of outstanding 5.90% Senior Notes due 2016 at maturity on April 15, 2016, and for general corporate purposes, which could include working capital expenditures, fixed asset expenditures, acquisitions, refinancing of other debt, repurchases of Omnicom Group’s common stock or other capital transactions.

The Notes were issued pursuant to an Indenture, dated as of October 29, 2014 (the “Base Indenture”), between the Issuers and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended by the Second Supplemental Indenture, dated as of April 6, 2016, between the Issuers and the Trustee (the “Second Supplemental Indenture”). The Notes will bear interest from April 6, 2016, at a rate equal to 3.600% per year, payable semiannually on April 15 and October 15 of each year, commencing on October 15, 2016. Each interest payment will be made to the persons who are registered holders of the Notes on the immediately preceding April 1 and October 1, respectively.

Subject to certain exceptions, the Base Indenture, together with the Second Supplemental Indenture (collectively, the “Indenture”), contains covenants limiting the Issuers’ ability and their subsidiaries’ ability to (i) create certain liens; and (ii) consolidate or merge with, or convey, transfer or lease substantially all their assets to, another person. The Indenture does not contain any provision that would limit the Issuers’ ability to incur indebtedness or that would afford holders of Notes protection in the event of a sudden and significant decline in the credit quality or rating of Omnicom Group or a takeover, recapitalization or highly leveraged or similar transactions involving Omnicom Group.

The Notes are the joint and several unsecured and unsubordinated obligations of the Issuers and rank equal in right of payment to all of their respective existing and future unsecured senior indebtedness. The Indenture contains customary event of default provisions.

The Issuers have the right to redeem some or all of the Notes at any time, or from time to time, prior to January 15, 2026 (three months prior to the maturity date of the Notes) at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes that would be due after the redemption date discounted to the date of redemption, plus a make whole spread equal to 30 basis points, plus accrued and unpaid interest to the redemption date, as applicable. At any time on or after January 15, 2026 (three months prior to the maturity date of the Notes), the Issuers may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date.

Upon the occurrence of a change of control triggering event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Moody’s and S&P), unless the Issuers have exercised their option to the redeem the Notes, Omnicom Group will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The foregoing description of the terms of the Notes, the Base Indenture and Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, the Base Indenture and the Second Supplemental Indenture entered into in connection therewith. The Second Supplemental Indenture is attached hereto as Exhibit 4.1, which is incorporated herein by reference. In connection with the offering of the Notes, Omnicom Group is filing certain other exhibits to this Current Report on Form 8-K for the purpose of incorporating them as exhibits to the Registration Statement and they are also incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of April 6, 2016, among Omnicom Group Inc., Omnicom Capital Inc. and Deutsche Bank Trust Company Americas, as trustee
4.2	Form of 3.600% Notes due 2026 (included in Exhibit 4.1)
5.1	Opinion of Jones Day
5.2	Opinion of Gilbride, Tusa, Last & Spellane LLC
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)
23.2	Consent of Gilbride, Tusa, Last & Spellane LLC (included in Exhibit 5.2 hereof)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.

By:	/s/ Philip J. Angelastro
	Name:	Philip J. Angelastro
	Title:	Executive Vice President and
Chief Financial Officer

Date: April 6, 2016

EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Supplemental Indenture, dated as of April 6, 2016, among Omnicom Group Inc., Omnicom Capital Inc. and Deutsche Bank Trust Company Americas, as trustee
4.2	Form of 3.600% Notes due 2026 (included in Exhibit 4.1)
5.1	Opinion of Jones Day
5.2	Opinion of Gilbride, Tusa, Last & Spellane LLC
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)
23.2	Consent of Gilbride, Tusa, Last & Spellane LLC (included in Exhibit 5.2 hereof)

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